UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: July 18, 2005

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

Longevity Stock Option Awards to Non-Employee Directors Under Director Compensation Policy. Pursuant to the Director & Advisory Director Compensation Policy of Hornbeck Offshore Services, Inc., or the Company, longevity options are awarded to non-employee directors following three years of service with the Company. Based upon this Policy, the Compensation Committee of the Company’s Board of Directors awarded each of the following non-employee directors options to purchase 2,425 shares of the Company’s common stock: Messrs. Larry D. Hornbeck, Bruce W. Hunt, Bernie W. Stewart and Andrew L. Waite. These options, which were awarded to the non-employee directors under the Company’s Incentive Compensation Plan, were granted on July 18, 2005 at an exercise price of $27.74, with 50% of the options vesting immediately upon grant and the remaining options vesting on July 18, 2006, the first anniversary of grant.

Other Compensation Information. For a more complete discussion regarding the compensation paid to the named executive officers and to our non-employee directors, see the Company’s proxy statement for the 2005 Annual Meeting of Stockholders filed with the Securities & Exchange Commission on March 31, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: July 22, 2005	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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